Exhibit 99.1

Wayfair Announces Fourth Quarter and Full Year 2014 Results

Q4 Direct Retail Revenue Growth of 55.2% Year over Year to $346.7 million

Full Year Direct Retail Revenue Growth of 63.6% Year over Year to $1.1billion

Total Revenue Growth of 44.0% Year over Year to $1.3 billion

3.2 Million Active Customers, up 53.8% Year over Year

BOSTON, MA — March 4, 2015 — Wayfair Inc. (NYSE:W), one of the world’s largest online destinations for home furnishings and décor, today reported financial results for its fourth quarter and full fiscal year ended December 31, 2014.

Fourth Quarter 2014 Financial Highlights

•                  Net revenue increased to $408.6 million, up 38.4% year over year

•                  Direct Retail revenue, consisting of sales generated primarily through the sites of Wayfair’s five brands, increased to $346.7 million, up 55.2 % year over year

•                  Gross profit was $98.4 million or 24.1% of revenue, compared to 23.9% of revenue in the same quarter last year

•                  Adjusted EBITDA was $(7.2) million

•                  GAAP basic and diluted net loss per share was $0.73

•                  Non GAAP diluted net loss per share was $0.18

•                  Non GAAP free cash flow was $50.8 million

•                  At the end of the Fourth Quarter, cash, cash equivalents, and short-term investments totaled $415.9 million

Full Year 2014 Financial Highlights

•                  Net revenue increased to $1.3 billion, up 44.0% year over year

•                  Direct Retail revenue increased to $1.1 billion, up 63.6% year over year

•                  Adjusted EBITDA was $(62.5) million

•                  Non GAAP diluted net loss per share was $1.02 for the year

•                  Non GAAP free cash flow for the year was $(41.9) million

“We’re very pleased with the fourth quarter and full year results and the company’s continued strong growth,” said Niraj Shah, co-founder, CEO and co-chairman of Wayfair. “We are particularly excited about the success of our holiday merchandising efforts and our ongoing customer growth. We remain committed to both building the market leading online home brands and to delivering long term value for investors.”

Other Highlights

•                  The number of active customers in our Direct Retail business reached 3.2 million as of December 31, 2014, up 53.8% year over year

•                  Aided brand awareness reached 55% in December 2014, up from 36% in December of 2013

•                  LTM Net revenue per active customer increased to $342, up 6.2% year over year

•                  Orders per customer, measured as LTM orders divided by active customers, increased to 1.63 for the Fourth Quarter, up from 1.58 year over year

•                  Repeat customers placed 50.3% of total orders in the Fourth Quarter of 2014, compared to 46.8% in the Fourth Quarter of 2013

•                  Orders delivered in the Fourth Quarter of 2014 were 1.7 million, a 45.1% increase year over year

•                  Total orders delivered in 2014 increased to 5.2 million, up from 3.3 million in 2013

•                  Average order value was $204 for the Fourth Quarter 2014, up from $191 year over year

•                  In 2014, approximately 29% of total orders delivered for our Direct Retail business were placed via a mobile device

Financial Guidance

The following forward-looking statements reflect Wayfair’s expectations as of March 4, 2015.

Expectations for the First Quarter of 2015 (Quarter Ending March 31, 2015):

•                  Total net revenue of $375 to $390 million, comprised of Direct Retail net revenue of $330 to $340 million and Other revenue of $45 to $50 million

•                  Adjusted EBITDA margin of negative 3.5% to 4.0%

Conference Call

Wayfair will host a conference call and webcast to discuss its Fourth Quarter and Full Year 2014 financial results today at 8 a.m. (ET). Investors and participants can access the call by dialing (877) 201-0168 in the U.S. and (647) 788-4901 internationally. The passcode for the conference line is 77723306. The call will also be available via live webcast at investor.wayfair.com. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.wayfair.com.

About Wayfair

Wayfair Inc. offers an extensive selection of home furnishings and décor across all styles and price points. The Wayfair family of brands includes:

•                  Wayfair.com, an online destination for all things home

•                  Joss & Main, an online flash sales site offering inspiring home design daily

•                  AllModern, a go-to online source for modern design

•                  DwellStudio, a design house for fashion-forward modern furnishings

•                  Birch Lane, a collection of classic furnishings and timeless home décor

Wayfair is headquartered in Boston, Massachusetts, with additional locations in New York, Ogden, Utah, Hebron, Kentucky, Galway, Ireland, London, Berlin and Sydney.

Media Relations Contact:

Jane Carpenter, 617-502-7595

jcarpenter@wayfair.com

Investor Relations Contact:

Kate Gulliver, 617-880-8108

IR@wayfair.com

Forward-Looking Statements

This earnings release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the objectives of management and the Company’s financial guidance for the first quarter of 2015.  These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to acquire new customers, our ability to sustain and/or manage our growth, our ability to increase our net revenue per active customer, our ability to build and maintain strong brands and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. The forward-looking statements included in this earnings release represent the Company’s views as of the date of this earnings release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EXPLANATORY NOTE

The condensed consolidated financial statements and other disclosures contained in this earnings release are those of Wayfair Inc.  Prior to the effectiveness of Wayfair’s registration statement on Form S-1 related to its initial public offering in October 2014, Wayfair LLC was the principal operating entity. In connection with the initial public offering of Wayfair Inc., Wayfair LLC completed an internal restructuring pursuant to which Wayfair LLC became a wholly-owned subsidiary of Wayfair Inc., and the holders of equity interests in Wayfair LLC became stockholders of Wayfair Inc.

Non-GAAP Financial Measures

To supplement Wayfair’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, free cash flow, non-GAAP diluted net loss per share and non-GAAP diluted net loss per share adjusted for shares issued and shares converted at the IPO.  Wayfair uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Wayfair’s ongoing operational performance. Wayfair has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.

Adjusted EBITDA is a non-GAAP financial measure that is calculated as earnings (loss) before depreciation and amortization, equity-based compensation and related taxes, interest and other income and expense and taxes. Wayfair has included Adjusted EBITDA in this earnings release because it is a key measure used by its management and its board of managers to evaluate its operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance.  Investors should, however, understand that equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, Wayfair believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of managers.

Free cash flow is a non GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment including leasehold improvements and site and software development costs.  Wayfair believes free cash flow is an important indicator of Wayfair’s business performance, as it measures the amount of cash it generates. Accordingly, Wayfair believes that free cash flow provides useful information to investors and others in understanding and evaluating its operating results in the same manner as its management.

Non-GAAP diluted net loss per share is a non-GAAP financial measure that is calculated as GAAP net loss attributable to common stockholders plus accretion of convertible redeemable preferred units, equity-based compensation and related taxes divided by non-GAAP weighted average shares.  Wayfair believes that adding back accretion of convertible redeemable preferred units, equity-based compensation expense and related tax adjustments to its GAAP diluted net loss before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period. For the fourth quarter of 2014 and full year 2014, Wayfair has included non-GAAP diluted net loss per share on a pro forma basis and assumes the conversion of all outstanding preferred stock, the issuance of common stock at its IPO in October 2014 along with the vesting of restricted shares and restricted share units, net of applicable taxes, as if these events all occurred at the beginning of the respective periods and presented as such only for three months and full year ended December 31, 2014.  As a result of significant changes to Wayfair’s capital structure in the most recent quarter, Wayfair believes that the presentation of the non-GAAP diluted net loss per share on a pro forma basis provides useful information to investors and others.

Wayfair does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Wayfair may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in its industry.

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated:

	Three months ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Reconciliation of Adjusted EBITDA
Net loss	$(72,554)	$(4,157)	$(148,098)	$(15,526)
Depreciation and amortization	7,565	3,739	22,003	13,091
Equity based compensation and related taxes	57,716	—	63,244	—
Interest income, net	(128)	(60)	(350)	(245)
Other (expenses) income, net	84	(219)	489	(294)
Taxes	99	50	175	46
Adjusted EBITDA	$(7,218)	$(647)	$(62,537)	$(2,928)

A reconciliation of GAAP net loss attributable to common stockholders to non-GAAP diluted net loss attributable to common stockholders, the most directly comparable GAAP financial measure, and GAAP diluted common shares to non-GAAP diluted shares, the most directly comparable GAAP financial measure, in order to calculate non-GAAP diluted net loss per share, is as follows:

	Three months ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands, except share and per share data)
	Non GAAP (1)		Non GAAP (1)

Net loss attributable to common stockholders	$(58,122)	$(8,924)	$(150,169)	$(40,914)
Add: Accretion of convertible redeemable preferred units	(14,432)	4,767	2,071	25,388
Add: Equity based compensation and related taxes	57,716	—	63,244	—
Add: Taxes	99	50	175	46
Non GAAP net loss attributable to common stockholders	$(14,739)	$(4,107)	$(84,679)	$(15,480)

Weighted average number of common units outstanding used in computing per share amounts - basic and diluted	80,078,304	41,413,142	50,641,601	41,331,546
Adjustment to reflect the issuance of shares in connection with the IPO, conversion of preferred stock and vesting of equity compensation	2,942,287		32,378,990
Non-GAAP Weighted average shares used to compute diluted net loss per share	83,020,591	41,413,142	83,020,591	41,331,546
Non GAAP diluted net loss per share	$(0.18)	$(0.10)	$(1.02)	$(0.37)

(1)  Weighted average shares used to compute non-GAAP diluted net loss per share for the three and twelve months ended December 31, 2014 includes the impact of share issuances and share converstions at its IPO and through December 31, 2014 as if they ocurred at the beginning of the 2014 periods presented.

The following table presents a reconciliation of free cash flow to net cash provided by operating activities for each of the periods indicated:

	Three months ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)

Net cash provided by operating activities, net of acquisition	$62,529	$40,838	$11,692	$34,413
Purchase of property, equipment, and leasehold improvements	(8,254)	(2,318)	(39,422)	(6,739)
Site and software development costs	(3,487)	(2,628)	(14,130)	(9,040)
Free cash flow	$50,788	$35,892	$(41,860)	$18,634

Key Financial and Operating Metrics

	Three months ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands, except Average Order Value and LTM Net Revenue Per Active Customer)
Consolidated Financial Metrics
Net Revenue	$408,619	$295,333	$1,318,951	$915,843
Adjusted EBITDA	$(7,218)	$(647)	$(62,537)	$(2,928)
Free Cash Flow	$50,788	$35,892	$(41,860)	$18,634
Direct Retail Financial and Operating Metrics
Direct Retail Net Revenue	$346,650	$223,388	$1,101,686	$673,446
Active Customers	3,217	2,092	3,217	2,092
LTM Net Revenue Per Active Customer	$342	$322	$342	$322
Orders Delivered	1,701	1,173	5,237	3,314
Average Order Value	$204	$191	$210	$204

Wayfair Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	December 31,
	2014	2013
	(in thousands, except share and per share data)

Assets
Current assets
Cash and cash equivalents	$355,859	$65,289
Short-term investments	60,000	50,019
Accounts receivable, net of allowance	5,949	7,689
Inventories	19,798	14,963
Prepaid expenses and other current assets	45,262	25,172
Total current assets	486,868	163,132
Property and equipment, net	60,639	22,088
Goodwill and intangible assets, net	6,478	9,084
Other noncurrent assets	1,538	2,001
Total assets	$555,523	$196,305
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$147,873	$102,153
Accrued expenses	42,335	21,375
Deferred revenue	26,784	13,397
Other current liabilities	15,600	8,342
Total current liabilities	232,592	145,267
Other liabilities	17,392	1,030
Total liabilities	249,984	146,297

Series A convertible redeemable preferred units		241,186
Class A common stock; 37,002,874 and no shares issued and outstandinging at December 31, 2014 and 2013, respectively	37	—
Class B common stock, 46,179,192 and no shares issued and outstanding at December 31, 2014 and 2013, respectively	46	—
Additional paid-in capital	363,944	—
Accumulated deficit	(58,122)	(190,850)
Accumulated other comprehensive loss	(366)	(328)
Total stockholders’ equity	305,539	(191,178)
Total liabilities and stockholders’ equity	$555,523	$196,305

Wayfair Inc.

Condensed Consolidated Statements of Operations

(unaudited)

					Non GAAP Income Statement
					(Excludes equity based compensation and related taxes)
					Three months ended	Year Ended
	Three months ended December 31,		Year Ended December 31,		December 31,	December 31,
	2014	2013	2014	2013	2014	2014
	(in thousands, except share and per share data)
Consolidated Statements of Operations:

Net revenue	$408,619	$295,333	$1,318,951	$915,843	$408,619	$1,318,951
Cost of goods sold	310,209	224,609	1,007,853	691,602	$309,840	$1,007,484
Gross profit	98,410	70,724	311,098	224,241	98,779	311,467

Operating expenses:
Customer service and merchant fees	18,483	10,823	55,804	35,500	16,471	53,539
Advertising	54,806	36,908	191,284	108,469	54,806	191,284
Merchandising, marketing and sales	38,245	10,428	80,113	33,506	13,785	51,599
Operations, technology, general and administrative	59,143	16,702	130,701	62,246	28,268	98,605
Amortization of acquired intangible assets	232	249	980	539	232	980
Total operating expenses	170,909	75,110	458,882	240,260	113,562	396,007
Loss from operations	(72,499)	(4,386)	(147,784)	(16,019)	(14,783)	(84,540)
Interest income, net	128	60	350	245	128	350
Other (expense) income, net	(84)	219	(489)	294	(84)	(489)
Loss before income taxes	(72,455)	(4,107)	(147,923)	(15,480)	(14,739)	(84,679)
Provision for income taxes	(99)	(50)	(175)	(46)	(99)	(175)
Net loss	$(72,554)	$(4,157)	$(148,098)	$(15,526)	$(14,838)	$(84,854)
Accretion of convertible redeemable preferred units	14,432	(4,767)	(2,071)	(25,388)	14,432	(2,071)
Net loss attributable to common stockholders	(58,122)	(8,924)	(150,169)	(40,914)	(406)	(86,925)

Net loss attributable to common stockholders per share - basic and diluted	$(0.73)	$(0.22)	$(2.97)	$(0.99)

Weighted average number of common stock outstanding used in computing per share amounts - basic and diluted	80,078,304	41,413,142	50,641,601	41,331,546

	Three months ended	Twelve months ended
	December 31, 2014	December 31, 2014
Reconciliation of Non GAAP Income Statement:
Net loss attributable to common stockholders	$(58,122)	$(150,169)
Excludes equity based compensation and related taxes:
Cost of goods sold	369	369
Customer service and merchant fees	2,012	2,265
Merchandising, marketing and sales	24,460	28,514
Operations, technology, general and administrative	30,875	32,096
Non GAAP Net loss attributable to common stockholders	$(406)	$(86,925)

Wayfair Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Year Ended December 31,
	2014	2013
	(in thousands)

Cash flows from operating activities
Net loss	$(148,098)	$(15,526)
Adjustments to reconcile net loss to net cash provided by operating activities, net of acquisition:
Depreciation and amortization	22,003	13,091
Equity based compensation	60,809	—
Other non-cash adjustments	570	121

Changes in operating assets and liabilities:
Accounts receivable and customer refunds payable	1,741	8,112
Inventories	(4,835)	(6,630)
Prepaid expenses and other current assets	(20,143)	(9,159)
Accounts payable and accrued expenses	66,673	40,853
Deferred revenue and other liabilities	33,031	4,195
Other assets	(59)	(644)
Net cash provided by operating activities	11,692	34,413

Cash flows from investing activities
Purchase of short-term investments	(135,000)	(93,000)
Maturities of short-term investments	125,019	65,998
Purchase of property and equipment	(39,422)	(6,739)
Site and software development costs	(14,130)	(9,040)
Cash paid for acquisition	—	(3,741)
Other investing activities, net	531	(469)
Net cash used in investing activities	(63,002)	(46,991)

Cash flows from financing activities

Net proceeds from issuance of Series B convertible redeemable preferred units	154,774	—
Proceeds from initial public offering, net of underwriter fees	282,893	—
Proceeds from exercise of stock options	12	—
Taxes paid related to net share settlement of equity awards	(27,985)	—
Repurchase of common units	(23,500)	—
Dividends paid to Series A convertible redeemable preferred	(39,516)	—
Repurchase of employee equity	(5,528)	—
Net cash provided by financing activities	341,150	—
Effect of exchange rate changes on cash and cash equivalents	730	6
Net decrease in cash and cash equivalents	290,570	(12,572)
Cash and cash equivalents
Beginning of period	65,289	77,861
End of period	$355,859	$65,289